UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

New Age Beverages Corporation

(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2020, New Age Beverages Corporation (the “Company”) appointed David Vanderveen to the position of Chief Operating Officer.

Mr. Vanderveen, age 50, has been an accomplished industry leader in the direct selling industry for over 20 years. In 2002, he founded XS World Wide, a portfolio of energy drinks and sports nutrition products and served as its Chief Executive Officer from 2002 until 2015, when he sold the company to Amway Corporation, a large global direct selling company. Since 2015, Mr. Vanderveen has served as a Vice President and General Manager at Amway Corporation and the head of the XS Energy drinks and sports nutrition products business. In 2019, Mr. Vanderveen joined the board and is an investor in RX3 Ventures with Byron Roth and Nathan Raabe from Roth Capital, and Aaron Rodgers, a professional athlete. RX3 Ventures is a consumer-focused investment fund that partners with consumer brands to maximize growth by leveraging its unique network of partners and influencers.

Under the terms of his offer letter from the Company, Mr. Vanderveen will receive an annual base salary of $550,000, and will be eligible to receive an annual performance-based cash bonus with a target bonus opportunity equal to a range from 50% to 200% of his annual base salary, based upon the attainment of certain performance goals established by the Company’s board of directors. Mr. Vanderveen will receive an annual long-term incentive award equal to 50% of his base salary in the form of the Company’s restricted stock and stock options. As a sign-on incentive, Mr. Vanderveen will receive $100,000, 125,000 stock options, one third of which will vest on each anniversary of the grant date, and 125,000 shares of restricted stock, one third of which will vest on each anniversary of the grant date; provided that he does not resign from the Company within the first 12 months of his employment. In the event of a change of control or significant change in the Company’s financial circumstances, 100% of his equity awards will immediately vest.

Mr. Vanderveen does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Vanderveen and any other persons pursuant to which he was appointed as Chief Operating Officer, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 13, 2020, the Company issued a press release announcing Mr. Vanderveen’s appointment as Chief Operating Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 of this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Press Release issued on January 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: January 13, 2020	By:	/s/ Gregory A Gould
Gregory A. Gould Chief Financial Officer